Exhibit 10.1

SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 12, 2013 (this “Amendment”), modifies that certain Second Amended and Restated Loan and Security Agreement, dated as of March 21, 2011 (as amended by that certain First Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 25, 2012 and as may be further amended, restated, amended and restated, extended, supplemented or otherwise modified in writing from time to time, the “Loan and Security Agreement”), among THE BON-TON DEPARTMENT STORES, INC., a Pennsylvania corporation (“Bon-Ton”), CARSON PIRIE SCOTT II, INC., a Florida corporation (“CPS II”), BON-TON DISTRIBUTION, INC., an Illinois corporation (“Distribution”), MCRIL, LLC, a Virginia limited liability company (“McRIL”), THE BON-TON STORES OF LANCASTER, INC., a Pennsylvania corporation (“Lancaster” and, together with Bon-Ton, CPS II, Distribution, McRIL and any other person from time to time a borrower thereunder, collectively, the “Borrowers”), each of the other Obligors party thereto, the financial institutions party thereto from time to time as lenders (collectively, the “Lenders”), BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent for the Lenders (in such capacity, the “Agent”), Bank of America and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), acting as co-collateral Agents (in such capacity, the “Co-Collateral Agents”), and the other parties thereto.  Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Loan and Security Agreement.

W I T N E S S E T H:

A.           The Borrowers have requested that the Agent and the Lenders agree to amend certain of the terms and provisions of the Loan and Security Agreement, as specifically set forth in this Amendment; and

B.           The undersigned Lenders and the Agent are prepared to amend the Loan and Security Agreement on the terms, subject to the conditions and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto hereby agree as follows:

1.   Amendments to Loan and Security Agreement.

(a)   Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating the following definitions contained therein in their entirety as follows:

“Applicable Margin - with respect to any Type of Loan, the margin set forth below, as determined by the average daily Availability Percentage during the Fiscal Quarter most recently then ended:

Level	Availability Percentage	LIBOR Tranche A Revolver Loans	LIBOR Tranche A-1 Revolver Loans	Base Rate Tranche A Revolver Loans	Base Rate Tranche A-1 Revolver Loans

I	Greater than 60%	1.50%	3.25%	0.50%	2.25%
II	Less than or equal to 60% and greater than 30%	1.75%	3.50%	0.75%	2.50%
III	Less than or equal to 30%	2.00%	3.75%	1.00%	2.75%

The margins shall be subject to increase or decrease on a quarterly basis.  Not more than ten (10) Business Days after the first day of each Fiscal Quarter, Agent shall determine the Applicable Margin for such Fiscal Quarter (which shall be effective as of the first Business Day of such Fiscal Quarter) based on the average daily Availability Percentage for the prior Fiscal Quarter; provided that notwithstanding the foregoing, (i) from and after the date that the aggregate amount of the Tranche A Real Estate Availability Amount and the Tranche A-1 Real Estate Amount included in the Aggregate Borrowing Base (as reflected in the Borrowing Base Certificate delivered pursuant to Section 8.1) exceeds $65,000,000 and until the Termination Date, the margins shall be increased by 25 basis points per annum at each Level for each Type of Loan and (ii) the Applicable Margin shall not be less than the margins corresponding to Level II above until March 1, 2014.”

“Excess Availability Trigger Event - the first date on which Excess Availability for five consecutive Business Days is less than 12.5% of the lesser of (x) the aggregate Commitments at such time and (y) the Aggregate Borrowing Base at such time.”

“Excess Availability Trigger Period - any period (a) commencing upon the occurrence of a Excess Availability Trigger Event and (b) ending on the date that Excess Availability for a period of sixty (60) consecutive calendar days exceeds 12.5% of the lesser of (x) the aggregate Commitments at such time and (y) the Aggregate Borrowing Base at such time.”

“Guarantors - each of (a) the Parent, (b) The Bon-Ton Giftco, LLC, (c) each other Person who guarantees payment or performance of any Obligations and (d) with respect to Obligations owing by any Obligor or any Subsidiary of an Obligor (other than the Borrowers) under any Hedging Agreement or Cash Management Services, the Borrowers.”

“Termination Date - The date that is the earlier to occur of (a) December 12, 2018 and (b) the date that is sixty (60) days prior to the earliest of the maturity date of (x) any Senior Note Debt (unless there is less than $60 million in aggregate principal of Senior Note Debt (exclusive of Senior Note Debt with a stated maturity later than sixty (60) days after the date in clause (a)) outstanding, in which case this clause (x) shall not apply) and (y) the Junior Debt (if incurred).”

“Tranche A Real Estate Availability Amount - on any date of determination, the lesser of (x) $100,000,000 minus the Tranche A-1 Real Estate Amount on such date and (y) the Tranche A Real Estate Amount on such date.”

“Tranche A-1 Inventory Advance Percentage - (a) at all times prior to December 31, 2014, 15%, (b) from and after December 31, 2014 through and including December 30, 2015, 12.50%, and (c) from and after December 31, 2015 and at all times thereafter, 10.00%.  If any date on which the Tranche A-1 Inventory Advance Percentage is to be adjusted is not a Business Day, then the Tranche A-1 Inventory Advance Percentage shall be adjusted on the Business Day next succeeding such day.”

“Trigger Event Termination Date - any date during a Trigger Event Period on which (a) with respect to a Trigger Event resulting from the occurrence of a Specified Event of Default, all Events of Default have been waived or remedied in accordance with the terms of the Loan Documents or (b) with respect to an Excess Availability Trigger Event, Excess Availability for a period of sixty (60) consecutive calendar days exceeds 12.5% of the lesser of (x) the aggregate Commitments then in effect and (y) the Aggregate Borrowing Base then in effect; provided, however, that in no event shall a Trigger Event Termination Date be deemed to have occurred (and a Trigger Event Period may not end) more than two (2) times during any period of twelve (12) consecutive months.”

“Unused Line Fee - for any Fiscal Quarter, 0.25% per annum.”

(b)   Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by inserting the following new definitions therein the appropriate alphabetical order:

“Commodity Exchange Act -  means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.”

“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.”

“Excluded Swap Obligation - means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 14.20 and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.”

“Qualified ECP Guarantor - shall mean, at any time, each Obligor with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under §1a(18)(A)(v)(II) of the Commodity Exchange Act.”

“Sanction(s) - means any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.”

“Second Amendment Closing Date - December 12, 2013.”

“Specified Loan Party - means any Obligor that is not an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 14.20).”

“Swap Obligations - means with respect to any Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

(c)   The definition of “Adjusted LIBOR” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating the first sentence of such definition as follows:

“Adjusted LIBOR - for any Interest Period, with respect to LIBOR Loans, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/16th of 1%) equal to the British Bankers Association per annum LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or other commercially available source providing quotations of LIBOR as designated by Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period.”

(d)   The definition of “Bank Product” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by (i) deleting the “and” at the end of clause (d) of such definition, (ii) inserting a “;” immediately after “leases” at the end of clause (d) of such definition, and (iii) inserting the following new text immediately before the “;” in clause (e) of such definition:

“and (f) supply chain financing”

(e)   The definition of “Obligations” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by inserting the following new text at end of such definition:

“; provided that the “Obligations” shall exclude any Excluded Swap Obligations”.

(f)   The definition of “Permitted Acquisition” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating clauses (v) and (vi) of such definition as follows:

“(v)           Excess Availability on the date of the making of such acquisition on a pro forma basis after giving effect to such acquisition, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such acquisition), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 15% of the lesser of (A) the aggregate Commitments as of the date of such acquisition and last day of each fiscal month during such six month period and (B) the Aggregate Borrowing Base as of the date of such acquisition and the last day of each fiscal month during such six month period;

(vi)           except if an acquisition is made within 180 days of an equity issuance and solely with the cash proceeds in an aggregate amount not to exceed the Available Basket Amount then in effect, as of the monthly fiscal period most recently then ended, the Consolidated Fixed Charge Coverage Ratio (on a pro forma trailing 12 fiscal month basis, giving effect to the making of such acquisition, and any Borrowings made in connection therewith, determined as though such acquisition and such Borrowings occurred on the first day of the 12 fiscal month period ended prior to such acquisition) is greater than or equal to 1.00 to 1.00; provided that the foregoing shall not be applicable in the event that Excess Availability on the date of the making of such acquisition on a pro forma basis after giving effect to such acquisition, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such acquisition), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 30% of the lesser of (A) the aggregate Commitments as of the date of such acquisition and last day of each fiscal month during such six month period and (B) the Aggregate Borrowing Base as of the date of such acquisition and the last day of each fiscal month during such six month period;”

(g)   The definition of “Permitted Distribution” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating clause (a) of such definition as follows:

“(a) a dividend by the Parent or redemption or repurchase of equity securities of the Parent so long as (i) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to any such Distribution, (ii) Excess Availability on the date of the making of such Distribution on a pro forma basis after giving effect to such Distribution, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such Distribution), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 17.5% of the lesser of (A) the aggregate Commitments as of the date of such Distribution and last day of each fiscal month during such six month period and (B) the Aggregate Borrowing Base as of the date of such Distribution and the last day of each fiscal month during such six month period, (iii) as of the monthly fiscal period most recently then ended, the Consolidated Fixed Charge Coverage Ratio (on a pro forma trailing 12 fiscal month basis, giving effect to the making of such Distribution, and any Borrowings made in connection therewith, determined as though such Distribution and such Borrowings occurred on the first day of the twelve fiscal month period ended prior to such Distribution) is greater than or equal to 1.10 to 1.00; provided that this clause (iii) shall not be applicable in the event that Excess Availability on the date of the making of such Distribution on a pro forma basis after giving effect to such Distribution, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such Distribution), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 35% of the lesser of (x) the aggregate Commitments as of the date of such Distribution and last day of each fiscal month during such six month period and (y) the Aggregate Borrowing Base as of the date of such Distribution and the last day of each fiscal month during such six month period and (iv) the Borrowers shall have provided the Agent with a certificate not less than ten days prior to the making of such Distribution executed by a Senior Officer of the Borrower Agent, evidencing compliance, on a pro forma basis, after giving effect to such Distribution, with the requirements set forth in clauses (i) through (iii) above (which certificate shall attach supporting projections, information and calculations with respect to the requirements set forth in clauses (ii) and (iii) above (all based on projections of the financial performance of the Obligors believed to be fair and reasonable at the time made)),”

(h)   The definition of “Restricted Investment” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by restating clause (n)(ii) of such definition as follows:

“(ii) Excess Availability on the date of the making of such Investment on a pro forma basis after giving effect to such Investment, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such Investment), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 15% of the lesser of (A) the aggregate Commitments as of the date of such Investment and last day of each fiscal month of such six month period and (B) the Aggregate Borrowing Base as of the date of such Investment and the last day of each fiscal month of such six month period and”

(i)   The definition of “Tranche A Borrowing Base” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by adding the following new sentence at the end of such definition:

“Notwithstanding the foregoing, in no event shall the Tranche A Real Estate Availability Amount included in the Tranche A Borrowing Base exceed 20% of the Tranche A Borrowing Base.”

(j)   The definition of “Tranche A-1 Borrowing Base” contained in Section 1.1 (Definitions) of the Loan and Security Agreement is hereby amended by adding the following new sentence at the end of such definition:

“Notwithstanding the foregoing, in no event shall the Tranche A-1 Real Estate Amount included in the Tranche A-1 Borrowing Base exceed 20% of the Tranche A-1 Borrowing Base.”

(k)   Section 3.1.4 (Interest Rate Not Ascertainable) of the Loan and Security Agreement is hereby amended by restating such section in its entirety as follows:

“3.1.4      Interest Rate Not Ascertainable.  If in connection with any request for a LIBOR Loan or a conversion to or continuation thereof, (a) the Administrative Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Loan, or (ii) adequate and reasonable means do not exist for determining the Adjusted LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (b) the Required Lenders determine that for any reason the Adjusted LIBOR for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender and, in the case of clause (b) above, the Required Lenders shall deliver a certificate to the Borrower setting forth the basis on which such Lenders have determined that the Adjusted LIBOR for the applicable Interest Period does not adequately and fairly reflect the cost to such Lenders of funding such proposed LIBOR Loan and certifying that such Lenders’ determination is not inconsistent with their treatment of other borrowers generally.  Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended (to the extent of the affected LIBOR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Adjusted LIBOR component of the Base Rate, the utilization of the Adjusted LIBOR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.”

(l)   Section 5.5.1 (Pre-Default Allocation of Payment) of the Loan and Security Agreement is hereby amended by adding the following to the end of such section:

“Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 5.5.1.”

(m)   Section 5.5.2 (Post-Default Allocation of Payment) of the Loan and Security Agreement is hereby amended by adding the following to the end of such section:

“Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 5.5.2.”

(n)   Section 8.1 (Borrowing Base Certificates) of the Loan and Security Agreement is hereby amended by restating the first sentence of such section in its entirety as follows:

“The Borrowers shall deliver to the Agent and each Co-Collateral Agent (and Agent shall promptly deliver same to Lenders) (i) at all times prior to the commencement of a Trigger Event Period, not later than the twelfth (12th) Business Day after the immediately preceding fiscal month end, a Borrowing Base Certificate prepared as of the close of business of the previous month and (ii) at all times (x) after the occurrence and during the continuation of an Event of Default or (y) after the first date on which Excess Availability for five consecutive Business Days is less than the greater of (i) $65,000,000 or (ii) 12.5% of the lesser of (A) the aggregate Commitments at such time and (B) the Aggregate Borrowing Base at such time, not later than the last Business Day of each week, a Borrowing Base Certificate prepared as of the close of business of the previous week, with such weekly Borrowing Base Certificates (other than those coinciding with a month end) updated for purchases and sales of Inventory from the prior week in a manner consistent with the past practices of the Obligors and reasonably approved by Agent; provided, that at such time as, in the case of clause (x) above, all Events of Default have been waived or remedied in accordance with the terms of the Loan Documents and, in the case of clause (y) above, the date that Excess Availability for a period of 60 consecutive calendar days exceeds the greater of (1) $65,000,000 or (2) 12.5% of the lesser of (I) the aggregate Commitments at such time and (II) the Aggregate Borrowing Base at such time, then the Borrowers shall deliver the Borrowing Base Certificate pursuant to clause (i) above.”

(o)   Section 9.1.27 (Anti-Terrorism) of the Loan and Security Agreement is hereby amended by restating such section in its entirety as follows:

“9.1.27.      Anti-Terrorism.  No Obligor, nor its Subsidiaries, nor, to the knowledge of any Obligor and its Subsidiaries, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity currently the subject of any Sanctions, nor is any Obligor or any Subsidiary located, organized or resident in a Designated Jurisdiction.”

(p)   Section 10.1.1 (Inspections; Appraisals) of the Loan and Security Agreement is hereby amended by restating clauses (b)(i) and (b)(ii) of such section in their entirety as follows:

“(i) examinations of any Obligor’s books and records or any other financial or Collateral matters as Agent deems appropriate, (x) other than those times described in clause (y), once per Loan Year or (y) at all times during the twelve (12) month period following any date that Excess Availability for a period of five (5) consecutive Business Days, is less than 30% of the lesser of (A) the aggregate Commitments at such time and (B) the Aggregate Borrowing Base at such time, up to two times per Loan Year; (ii) appraisals of Inventory (x) other than those times described in clause (y), once per Loan Year or (y) at all times during the twelve (12) month period following any date that Excess Availability for a period of five (5) consecutive Business Days, is less than 30% of the lesser of (A) the aggregate Commitments at such time and (B) the Aggregate Borrowing Base at such time, up to two times per Loan Year;”

(q)   Section 10.2.8 (Restrictions on Payment of Certain Debt) of the Loan and Security Agreement is hereby amended by restating clauses (e)(ii) and (e)(iii) of such section in their entity as follows:

“(ii) Excess Availability on the date of the making of such payment on a pro forma basis after giving effect to such payment, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such payment), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 15% of the lesser of (x) the aggregate Commitments as of the date of such payment and last day of each fiscal month during such six month period and (y) the Aggregate Borrowing Base as of the date of such payment and the last day of each fiscal month during such six month period, (iii) as of the monthly fiscal period most recently then ended, the Consolidated Fixed Charge Coverage Ratio (on a pro forma trailing 12 fiscal month basis, giving effect to the making of such payment, and any Borrowings made in connection therewith, determined as though such payment and such Borrowings occurred on the first day of the twelve fiscal month period ended prior to such payment) is greater than or equal to 1.00 to 1.00; provided that this clause (iii) shall not be applicable in the event that Excess Availability on the date of the making of such payment on a pro forma basis after giving effect to such payment, and projected Excess Availability on a pro forma basis for the upcoming six month period (after giving effect to such payment), measured as of the last day of each fiscal month during such six month period, is, in each case, greater than or equal to 30% of the lesser of (x) the aggregate Commitments as of the date of such payment and last day of each fiscal month during such six month period and (y) the Aggregate Borrowing Base as of the date of such payment and the last day of each fiscal month during such six month period and”

(r)   The Loan and Security Agreement is hereby amended by inserting the following new Section 10.4 immediately after Section 10.3:

“10.4.      Sanctions.  Use the proceeds of any Borrowing, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Joint Lead Arranger, Agent, L/C Issuer, or otherwise) of Sanctions.”

(s)   Section 11.1 (Events of Default) of the Loan and Security Agreement is hereby amended by (i) deleting the “or” in clause (c)(ii) of such section, (ii) inserting a “,” immediately after 10.2 in such clause and (iii) adding “or 10.4” immediately after 10.3 in such clause.

(t)   The Loan and Security Agreement is hereby amended by inserting following new Section 14.20 immediately after Section 14.19:

“14.20.      Keepwell.  Each Obligor that is a Qualified ECP Guarantor at the time the Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 14.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  The obligations and undertakings of each Qualified ECP Guarantor under this Section 14.20 shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full.  Each Qualified ECP Guarantor intends this Section 14.20 to constitute, and this Section 14.20 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.”

2.   Conditions Precedent.  This Amendment shall become effective as of the date first written above (the “Second Amendment Closing Date”) upon the satisfaction of the following conditions precedent:

(a)   This Amendment shall have been duly executed and delivered to the Agent by each of the Borrowers, the Guarantors, the Agent and each of the Lenders.

(b)   The Agent shall have received a Borrowing Base Certificate dated as of the Second Amendment Closing Date, in form and substance reasonably satisfactory to it and providing a determination of the Tranche A Borrowing Base and the Tranche A-1 Borrowing Base after giving effect to this Amendment, and the Agent shall be satisfied that, both before and after giving effect to all extensions of credit outstanding or to be made on the Second Amendment Closing Date, Excess Availability under the Loan and Security Agreement, as amended by this Amendment, shall not be less than $250,000,000.

(c)   The Agent shall be satisfied that the Security Documents remain effective to create in favor of the Agent a legal, valid and enforceable first priority (subject only to Permitted Liens entitled to priority under Applicable Law) perfected security interest in and Lien upon the Collateral.

(d)   The Agent shall have received a certificate of a duly authorized officer of each Obligor (with such certification to be in such Person’s capacity as an officer of such Obligor and not in such Person’s individual capacity), (i) certifying (x) that such Obligor’s Organic Documents certified by such Obligor to the Agent on the Closing Date remain in full force and effect, without amendment (or, if such Organic Documents have been amended, attaching copies thereof, certified by the Secretary of State or another official of such Obligor’s jurisdiction of organization), and (y) that an attached copy of resolutions authorizing execution and delivery of the Amendment is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this Amendment, and (ii) attaching good standing or subsistence certificates, as applicable, for such Obligor, issued by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization.

(e)   The Obligors shall have delivered, and shall have caused each Subsidiary to deliver, each Mortgage amendment necessary to amend the Termination Date stated in such Mortgage, in form reasonably acceptable to Agent, necessary to reflect the modifications to the Credit Agreement contemplated hereby.

(f)   The Agent shall have received flood zone determinations and, if applicable, evidence of flood zone insurance for all Real Estate subject to a Mortgage, in form and substance reasonably acceptable to the Agent.

(g)   The Agent shall have received (i) a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, on behalf of each Obligor, and (ii) as well as any relevant local counsel to Obligors, in form and substance reasonably satisfactory to the Agent relating to the Mortgage amendments (including an opinion regarding the absence of any conflict between the Loan and Security Agreement as amended hereby and the Mortgage Loan Debt and the Senior Note Debt).

(h)   The Borrowers shall have paid (i) to the Agent all fees that are due and payable to the Agent and the Lenders on the Second Amendment Closing Date and (ii) to such other Person(s) as are entitled thereto, all reasonable and documented fees and out-of-pocket expenses incurred by the Agent and Lenders on or prior to the Second Amendment Closing Date (including, without limitation, all reasonable and documented fees, out-of-pocket charges and disbursements of counsel to the Agent), accounting, appraisal, consulting and other reasonable and documented fees and out-of-pocket expenses to the extent invoiced prior to or on the Second Amendment Closing Date.

(i)   Both immediately before, and immediately after giving effect to this Amendment and transactions hereunder, including all extensions of credit to be made on the Second Amendment Closing Date, (i) no Default or Event of Default shall exist and (ii) the representations and warranties set forth in Section 9 of the Loan and Security Agreement shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to the extent that any representation or warranty is already qualified or modified by materiality in the text thereof) as of the Second Amendment Closing Date, as though made on and as of such date (except to the extent that such representation or warranty relates to an earlier date or period, in which case as of such earlier date or period).

(j)   The Agent shall have received a detailed monthly availability forecast prepared by management of the Borrowers, in a format substantially similar to that contained in the Borrowing Base Certificate, for the period beginning on the Second Amendment Closing Date and ending on January 31, 2015.

(k)   The Agent shall have received such additional documents, instruments and information as are customary for transactions of this type as the Agent may reasonably request to effect the transactions contemplated hereby.

3.   Covenants of the Obligors.  To the extent not delivered on or prior to the Second Amendment Closing Date, each of the Obligors hereby agrees to use commercially reasonable efforts to deliver, and to cause each Subsidiary to deliver, to Agent title reports and title insurance date-down endorsements and, to the extent applicable, me-too endorsements reasonably satisfactory to the Agent evidencing that the Mortgages remain effective to create in favor of the Agent a legal, valid and enforceable first priority (subject only to Permitted Liens entitled to priority under Applicable Law) perfected security interest in and Lien upon the Collateral encumbered thereby (it being agreed that, to the extent any such title reports, title insurance date-down endorsements and me-too endorsements relating to any Mortgage are not delivered within thirty (30) days of the Second Amendment Closing Date, the Agent may, in its discretion, deem the Real Estate encumbered by such Mortgage not to be Eligible Real Estate and otherwise exclude the Collateral encumbered by such Mortgage from the Tranche A Borrowing Base or Tranche A-1 Borrowing Base, as applicable).  The Borrowers shall use their commercially reasonable efforts to deliver to the Agent, as promptly as reasonably possible, evidence satisfactory to the Agent of the payment of all real estate taxes owed in La Porte County, Indiana by the landlord of the store located in Michigan City, Indiana (it being agreed that, to the extent such evidence is not delivered, the Agent may, in the reasonable exercise of its credit judgment, implement an Availability Reserve in respect of such tax liabilities).

4.   Survival of Representations and Warranties.  All representations and warranties made in this Amendment or in any other Loan Document shall survive the execution and delivery of this Amendment.  Such representations and warranties have been or will be relied upon by the Agent and each Lender, regardless of any investigation made by the Agent or any Lender or on their behalf and notwithstanding that the Agent or any Lender may have had notice or knowledge of any Default at the time of any extension of credit under the Loan and Security Agreement, and shall continue in full force and effect as long as any Loan or any other Obligation under the Loan and Security Agreement or any other Loan Document shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

5.   Amendment as Loan Document.  This Amendment constitutes a “Loan Document” under the Loan and Security Agreement.

6.   Amendment of Loan and Security Agreement.  On the Second Amendment Closing Date, this Amendment shall amend the Loan and Security Agreement.  On the Second Amendment Closing Date, the rights and obligations of the parties evidenced by the Loan and Security Agreement shall be evidenced by the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents, and the grant of security interest in the Collateral by the relevant Obligors under the Loan and Security Agreement and the other Loan Documents shall continue under but as amended by this Amendment, and shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by the Loan and Security Agreement, as amended by this Amendment, and the other Loan Documents.  All references to the Loan and Security Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Loan and Security Agreement as amended by this Amendment.  Nothing contained herein shall be construed as a novation of the Obligations outstanding under and as defined in the Loan and Security Agreement, which shall remain in full force and effect, except as modified hereby.

7.   Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, NEW YORK GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

8.   Execution.  This Amendment may be executed in counterparts, each of which taken together shall constitute one instrument.  This Amendment may be executed and delivered by facsimile or electronic transmission (including .pdf file), and they shall have the same force and effect as manually signed originals.  The Agent may require confirmation by a manually-signed original, but failure to request or deliver same shall not limit the effectiveness or any facsimile or electronic transmission signature.

9.   Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be an amendment or waiver of any rights or remedies that the Agent or any Lender may have under the Loan and Security Agreement, under any other Loan Document (except as expressly set forth herein) or under Applicable Law, and shall not be considered to create a course of dealing or to otherwise obligate in any respect the Agent or any Lender to execute similar or other amendments or waivers or grant any amendments or waivers under the same or similar or other circumstances in the future.

10.   Ratification by Guarantors.  Each of the Guarantors acknowledges that its consent to this Amendment is not required, but each of the undersigned nevertheless does hereby agree and consent to this Amendment and to the documents and agreements referred to herein.  Each of the Guarantors agrees and acknowledges that (i) notwithstanding the effectiveness of this Amendment, such Guarantor’s Guaranty shall remain in full force and effect without modification thereto and (ii) nothing herein shall in any way limit any of the terms or provisions of such Guarantor’s Guaranty or any other Loan Document executed by such Guarantor (as the same may be amended from time to time), all of which are hereby ratified, confirmed and affirmed in all respects.  Each of the Guarantors hereby agrees and acknowledges that no other agreement, instrument, consent or document shall be required to give effect to this Section 10.  Each of the Guarantors hereby further acknowledges that the Borrowers, the Agent and any Lender may from time to time enter into any further amendments, modifications, terminations and/or amendments of any provisions of the Loan Documents without notice to or consent from such Guarantor and without affecting the validity or enforceability of such Guarantor’s Guaranty or giving rise to any reduction, limitation, impairment, discharge or termination of such Guarantor’s Guaranty.

11.   Reaffirmation of Grant of Security Interests, Etc.  Each Obligor hereby reaffirms its grant to Agent, for the benefit of Secured Parties, of a continuing security interest in and Lien upon the Collateral of such Obligor of every kind and nature, whether now owned or hereafter acquired or arising, and wherever located, all as provided in the Loan and Security Agreement and in the other Loan Documents, and each Obligor reaffirms that the Obligations are and shall continue to be secured by the continuing security interest and Lien granted by such Obligor to the Agent, for the benefit of Secured Parties, pursuant to the Loan and Security Agreement and the other Loan Documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Second Amended and Restated Loan and Security Agreement to be executed and delivered as of the date first above written.

BORROWERS:

THE BON-TON DEPARTMENT STORES, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

CARSON PIRIE SCOTT II, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

BON-TON DISTRIBUTION, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

MCRIL, LLC

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

THE BON-TON STORES OF LANCASTER, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

The following Persons are signatories to this Second Amendment to Second Amended and Restated Loan and Security Agreement in their capacity as Obligors and not as Borrowers:

THE BON-TON STORES, INC.

By:	/s/ Keith E. Plowman
Name:	Keith E. Plowman
Title:	Executive Vice President and Chief Financial Officer

THE BON-TON GIFTCO, LLC

By:	/s/ J. Gregory Yawman
Name:	J. Gregory Yawman
Title:	Vice President and Secretary

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A.,
as Agent and as Co-Collateral Agent

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Senior Vice President

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

GENERAL ELECTRIC CAPITAL
CORPORATION, as Co-Collateral Agent

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
Title:	Duly Authorized Signatory

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Andrew Cerussi
Name:	Andrew Cerussi
Title:	Senior Vice President

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

CITIZENS BANK OF PENNSYLVANIA,
as a Lender and Co-Documentation Agent

By:	/s/ Don Cmar
Name:	Don Cmar
Title:	Vice President

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

GENERAL ELECTRIC CAPITAL
CORPORATION, as a Lender

By:	/s/ Charles D. Chiodo
Name:	Charles D. Chiodo
Title:	Duly Authorized Signatory

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

PNC BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brandon Schmoyer
Name:	Brandon Schmoyer
Title:	Officer

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Ryan Jones
Name:	Ryan Jones
Title:	Vice President

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

TD BANK, N.A., as a Lender

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Lisa Freeman
Name:	Lisa Freeman
Title:	SVP

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Connie Liu
Name:	Connie Liu
Title:	Director

Bon-Ton – Second Amendment to Second Amended and Restated Loan and Security Agreement